Item 77I: Terms of new or amended securities


Morgan Stanley Institutional Fund Inc. Active
International Allocation Portfolio, Advantage
Portfolio, Asia Opportunity Portfolio, Emerging
Markets Breakout Nations Portfolio, Emerging
Markets Fixed Income Opportunities Portfolio,
Emerging Markets Leaders Portfolio, Emerging
Markets Portfolio, Emerging Markets Small Cap
Portfolio, Frontier Markets Portfolio, Fundamental
Multi-Cap Core Portfolio, Global Advantage
Portfolio, Global Core Portfolio, Global
Concentrated Portfolio, Global Discovery Portfolio,
Global Franchise Portfolio, Global Infrastructure
Portfolio, Global Insight Portfolio, Global
Opportunity Portfolio, Global Quality Portfolio,
Global Real Estate Portfolio, Growth Portfolio,
Insight Portfolio, International Advantage Portfolio,
International Equity Portfolio, International
Opportunity Portfolio, International Real Estate
Portfolio, Multi-Asset Portfolio, Small Company
Growth Portfolio, US Core Portfolio and U.S. Real
Estate Portfolio

Morgan Stanley Institutional Fund Inc. Active
International Allocation Portfolio, Advantage
Portfolio, Asia Opportunity Portfolio, Emerging
Markets Breakout Nations Portfolio, Emerging
Markets Fixed Income Opportunities Portfolio,
Emerging Markets Leaders Portfolio, Emerging
Markets Portfolio, Emerging Markets Small Cap
Portfolio, Frontier Markets Portfolio, Fundamental
Multi-Cap Core Portfolio, Global Advantage
Portfolio, Global Core Portfolio, Global
Concentrated Portfolio, Global Discovery Portfolio,
Global Franchise Portfolio, Global Infrastructure
Portfolio, Global Insight Portfolio, Global
Opportunity Portfolio, Global Quality Portfolio,
Global Real Estate Portfolio, Growth Portfolio,
Insight Portfolio, International Advantage Portfolio,
International Equity Portfolio, International
Opportunity Portfolio, International Real Estate
Portfolio, Multi-Asset Portfolio, Small Company
Growth Portfolio, US Core Portfolio and U.S. Real
Estate Portfolio made those changes to their share
Class offerings as described in the supplement to their Statement of Additional Information filed via
EDGAR with the Securities and Exchange
Commission on September 29, 2017 (accession number 0001104659-17-059827) and incorporated by reference herein.


Morgan Stanley Institutional Fund, Inc. Global
Opportunity Portfolio

Morgan Stanley Institutional Fund, Inc. - Global
Opportunity Portfolio made those changes to its share Class offerings as described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on December
7, 2017 (accession number 0001104659-17-072215)
and incorporated by reference herein.

Morgan Stanley Institutional, Fund, Inc. -  Global
Counterpoint Portfolio

Articles Supplementary to Registrant's Articles of
Amendment and Restatement (adding Global
Counterpoint Portfolio), dated November 14, 2017, are incorporated herein by reference to Exhibit
(a)(82) to Post-Effective Amendment No. 180 to the
Registration Statement on Form N-1A filed on
December 15, 2017, accession number 0001133228-
17-006850, file number: 033-23166.

The Board of Directors of the Corporation (the
"Board of Directors"), at a meeting duly convened and held on September 27-28, 2017, adopted resolutions which: (i) increased the total number of shares of stock which the Corporation has authority to issue to ninety-five billion (95,000,000,000)
shares of common stock; (ii) established one (1) additional portfolio of common stock consisting of five classes, designated as Global Counterpoint
Portfolio-Class I, Global Counterpoint Portfolio-
Class A, Global Counterpoint Portfolio-Class C,
Global Counterpoint Portfolio-Class IS and Global
Counterpoint Portfolio-Class T; and (iii) classified
500,000,000 shares of common stock as shares of Global Counterpoint Portfolio-Class I,
500,000,000 shares of common stock as shares of Global Counterpoint Portfolio-Class A,
500,000,000 shares of common stock as shares of Global Counterpoint Portfolio-Class C,
500,000,000 shares of common stock as shares of Global Counterpoint Portfolio-Class IS and
500,000,000 shares of common stock as shares of Global Counterpoint Portfolio-Class T. The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of the Corporation, as amended and supplemented (the "Charter"). The aggregate number of shares of stock of all classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General
Corporation Law, and each Class of shares has been classified and designated by the Board of Directors under the authority contained in Article FIFTH,
Section 3 of the Charter.